                                                                    EXHIBIT 10.5
                                LEASE AGREEMENT
                                    between
                    PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
                                      and
                                 FILETEK, INC.


                                   Data Sheet


This Data Sheet is an integral part of this Lease and all of the terms hereof
are incorporated into this Lease in all respects.   In addition to the other
provisions which are elsewhere in this Lease, the following, whenever used in this Lease, shall have the meanings set forth in this Data Sheet.

(a)      Premises                 Suite No. 100 and Suite No. 201 in the
                                  Building, generally outlined on the floor plans attached hereto as Exhibit A and Exhibit A-1 (Section 1(1)).

(b)      Area of Premises         Approximately 29,808 rentable square feet on
                                  the first (1st) floor and second (2nd) floor of the Building (Exhibit A, A-1 and Section
                                  1(1)).

(c)      Building                 9400 Key West Boulevard,
                                  Rockville, Maryland  (Section 1(d).

(d)      Basic Rent               $13.00 per rentable square foot per year
                                  payable in equal monthly installments of Thirty-Two Thousand Two Hundred Ninety-Two and 00/100 Dollars ($32,292.00), subject to adjustment as herein provided (Sections 1(b) and 3).

(e)      Annual Basic Rental      Three Hundred Eighty-Seven Thousand Five
                                  Hundred Four and 00/100 Dollars ($387,504.00)
                                  (Section 3).

(f)      Annual Basic Rental      Three percent (3%) of the escalated Basic
                                  Rental then in effect (Section 4).

(g)      Additional Rent          See Section 41.

(h)      Lease Term               Five (5) years and zero (0) months,
                                  commencing on the Commencement Date (Sections
                                  1(j) and 2).

(i)      Commencement Date        See Section 1(e).

(j)      Building Operation       Monday through Friday, 8:00 a.m. to 6:00 p.m.
                                  and Saturday, 9:00 a.m. Hoursto 1:00 p.m.

(k)      Permitted Use            Any general business office purposes and
                                  computer assembly and repair and for no other purposes (Sections 1(k) and 9).

(l)      Tenant's Proportionate   See Section 1(s).
         Share of Building
         Space


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
(m)      Tenant's Proportionate   3.5 per 1,000 rentable square feet (Section
         Share of Parking         9(f)).
         Spaces


(n)      Brokers Involved         Barnes, Morris, Pardoe & Foster
                                  WEST*GROUP

(o)      Security Deposit         See Sections 1(n) and 51.

(p)      Notices                  If to Landlord:

                                     Barnes, Morris, Pardoe & Foster Mgmt.
                                     Services
                                     Attn:  Julia Calabrese
                                     1150 18th Street, NW, Suite 1000
                                     Washington, DC  20036

                                  With a copy to:

                                     Principal Financial Group
                                     711 High Street
                                     Commercial Real Estate Equities
                                     Southeast Team
                                     DesMoines, Iowa  50392-1370

                                  If to Tenant:

                                  (i) Prior to Tenant's occupancy of the
                                      Premises:

                                      FileTek, Inc.
                                      Attn:  Mark Thompson
                                      6100 Executive Boulevard, #600
                                      Rockville, Maryland  20852

                                 (ii) After Tenant's occupancy of the Premises:

                                      At the Premises
                                      Attn:  Vice President, Finance &
                                             Administration

(q)      Rental Payments          Send to:

                                      Barnes, Morris, Pardoe & Foster Mgmt.
                                      Services
                                      Attn:  Julia Calabrese
                                      1150 18th Street, NW, Suite 1000
                                      Washington, DC  20036

                                LEASE AGREEMENT


         THIS LEASE AGREEMENT is entered into as of the 16th day of April, 1993, by and between PRINCIPAL MUTUAL LIFE INSURANCE COMPANY, an Iowa corporation (hereinafter called "Landlord"), and FILETEK, INC., a Delaware corporation (hereinafter called "Tenant").

1.       DEFINITIONS.

         (a)     "Basic Cost":   The actual costs incurred by the Landlord in
operating and maintaining the Building and the Land during each calendar year of the Lease Term for which Landlord has not been reimbursed by insurance proceeds, condemnation awards or otherwise.

         Such costs shall include, by way of example rather than of limitation,
(i) real property, front-foot benefit, metropolitan district and other similar taxes, including any taxes imposed on Leases or income generated thereon (exclusive of federal and state income and franchise taxes) or public or private assessments, general or special, ordinary or extraordinary, foreseen or unforeseen (other than Lease Taxes) levied against the Building or the Land;
(ii) charges or fees for, and taxes on, the furnishing of electricity, water, sewer service, gas, fuel, or other utility services to the Building and the Land; (iii) costs of providing janitorial and trash removal service, restripping, resurfacing, maintaining and repairing all walkways, roadways and parking areas on the Land, security costs, and cost of maintaining grounds, common areas and mechanical systems of the Building and the Land; (iv) all other costs of maintaining and repairing any or all of the Building or Land;
(v) all costs reasonably allocated by Landlord to the common areas of the Building and the Land in a multi-building development; (vi) charges or fees for any necessary governmental permits and licenses (except construction and occupancy permits for tenant's space); (vii) management fees, overhead and expenses reasonably related to management of the Building (including salaries for personnel directly responsible for management of the Building); (viii) premiums for hazard, liability, workmen's compensation or similar insurance upon any or all of the Building and the Land; (ix) costs arising under service contracts with independent contractors; and (x) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Building or the Land, constitute operating or maintenance costs attributable to any or all of the Building or the Land.

         Such costs shall not include (i) the expense of principal and interest payments made by the Landlord pursuant to the provisions of any mortgage or deed of trust covering the Building or the Land; (ii) any deduction for depreciation of the Building taken on the Landlord's income tax returns; or
(iii) the cost of capital improvements or capital gains made to the Building, other than capital improvements, modifications or equipment required by federal, state or local ordinance, rule, regulation or law promulgated after the Lease Commencement Date or as determined by Landlord in good faith to result in savings or reductions in Basic Cost generally, in which case the cost thereof shall be included in Basic Cost for the calendar year in which the cost shall have been incurred and in subsequent calendar years, on a straight line basis, such items will be amortized over the useful lives of such items; (iv) any leasing or mortgage brokerage commission or fee paid or payable by the Landlord; (v) franchise or income taxes imposed on the Landlord; (vi) costs incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants; (vii) ground rent; (viii) legal expenses and other costs and expenses incurred in connection with (A) leasing space in the Building or (B) negotiations or disputes with present or prospective tenants or other occupants of the Building; (ix) overhead and profit increments paid to subsidiaries and affiliates of Landlord for services in the Building to the extent the same significantly exceeds the cost of such services rendered by unaffiliated third parties on a competitive basis; (x) advertising and promotional expenses; or (xi) management fees of any kind totaling in excess
of five percent (5%) of the gross rental income of the Building.   If Landlord
shall have leased any such items of capital equipment designed to result in savings or reductions in Basic Cost, then the rental and other costs paid pursuant to such leasing shall be included in Basic Cost for each calendar year in which they shall have been incurred.

         In determining Basic Cost, where less than 95% of the Building's rentable square footage is occupied during all or any part of a year, those items of the Basic Cost which vary according to occupancy, such as electricity and janitorial services, shall be increased to that amount which would have been incurred had the Building been 95% occupied during the entire year.

         (b)     "Basic Rental":   $13.00 per rentable square foot per year
payable in equal monthly installments of Thirty-Two Thousand Two Hundred Ninety-Two and 00/100 Dollars ($32,292.00), subject to adjustment as herein provided.

         (c)     "Base Year Stop":   The Basic Cost incurred during the
calendar year 1993, adjusted to reflect 95% occupancy for the entire year as provided for in Section 1(a)(paragraph 3) hereinabove, divided by the rentable square feet in the Building.

         (d) "Building": The office building which has been constructed on land located at 9400 Key West Boulevard, Rockville, Maryland.

         (e)     "Commencement Date":   The earlier of:  (i) the date of
Substantial Completion or (ii) the date the Tenant or any one claiming under or through the Tenant first occupies the Premises or any portion thereof.

         (f)     "Event of Default":  As defined in Section 20 of this Lease.

         (g)     "Excess":  As defined in Section 8 of this Lease.

         (h) "Land": The entire tract of land on which the Building is located as shown on the attached Exhibit "F".

         (i)     "Landlord's Contractor":  As defined in Section 7(d) of this
Lease.

         (j)     "Lease Term":   The period commencing on the Commencement Date
and continuing for five (5) years and zero (0) months thereafter; provided, however, if the term of this Lease commences on a date other than the first
(1st) day of a calendar month, the Lease Term shall consist of, in addition to the number of years and months provided above, the remainder of the calendar month during which this Lease is deemed to have commenced.

         (k) "Permitted Use": Any general business office purposes and computer assembly and repair and for no other purpose.

         (l) "Premises": Suite No. 100 and No. 201 in the Building, generally outlined on the floor plans attached hereto as Exhibit A and Exhibit A-1 and consisting of approximately 29,808 rentable square feet.

         (m)     "Rules and Regulations":   The Landlord's rules and
regulations sent to Tenant in writing from time to time, as amended or substituted for from time to time, the current form of which is attached hereto as Exhibit B.

         (n)     "Security Deposit":   As defined in Section 51 of this Lease.

         (o)     "Special Tenant Work":   As defined in Section 7(d) of this
Lease.

         (p)     "Standard Tenant Work":   As defined in Section 7(d) and
referred to in Exhibits C and D of this Lease.

         (q)     "Substantial Completion":   The date when the work to be
performed by Landlord in the Premises in accordance with this Lease shall have been substantially completed and Landlord has obtained a certificate of occupancy, notwithstanding that certain details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which would not materially interfere with the Tenant's use of the Premises, but which Landlord shall complete with due diligence.

         For purposes of determining the date of Substantial Completion, there shall not be considered the duration of any delay which is caused by: (i) changes in the work to be completed by Landlord in readying the Premises for Tenant's occupancy, which changes have been requested by Tenant after the approval by Landlord and Tenant of the Tenant Plans; (ii) delays, not caused by Landlord, in furnishing materials or procuring labor required by Tenant for installations or work in the premises which are not encompassed within Standard Tenant Work (only if Landlord informs Tenant of such delays prior to final plan approval); (iii) any failure by Tenant, to furnish any required plan, information, approval or consent (including, without limitation, the Tenant Plans) within the required period of time, or any failure to fully and completely cooperate with Landlord in the preparation of the Tenant Plan; or
(iv) the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors. Landlord shall provide Tenant with a ten-day prior notice of estimated occupancy date.

         (r)     "Tenant Plans":   As defined in Section 7(a) of this Lease.

         (s)     "Tenant's Proportionate Share":  Fifty-Nine and 52/100 percent
(59.52%).   Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises (29,808) and the denominator of which equals the total number of rental square feet in the Building (50,078).

2.       LEASE TERM.

         (a) Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the premises, as defined herein and generally outlined on the floor plan attached hereto as Exhibit A, commencing on the Commencement Date and ending, without the necessity of notice from either party to the other, such notice being expressly waived, on the last day of the Lease Term, unless sooner terminated as herein provided.

         (b) If the Landlord shall be unable to tender possession of the Premises on the anticipated occupancy date, the Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable by Tenant, but in such event, unless the delay results (i) from failure of Tenant to provide plans or otherwise perform in accordance with the requirements of the Lease or (ii) from any delay in Landlord's ability to tender possession of the Premises caused by Tenant, no rental shall be payable by Tenant prior to actual tender to Tenant of possession of the Premises.

         (c) By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the Premises comply fully with Landlord's obligations, with the exception of any "punch list" type items in the Tenant Plans which may not
have been completed.   Landlord and Tenant, or their agents, shall meet prior
to occupancy to prepare a "punch list."   Prior to occupancy or within three
(3) business days of delivery to Tenant by Landlord, whichever is later, Tenant agrees to execute and return to Landlord a letter prepared by Landlord confirming the Commencement Date, certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord's obligations hereunder, subject to any "punch list" items in the Tenant Plans which may not have been completed.

         3.      BASIC RENTAL.

         (a) Tenant promises and agrees to pay Landlord the Basic Rental (subject to adjustment as hereinafter provided) without demand, notice, deduction, counterclaim or set-off, for each month of the entire Lease Term. The first monthly installment shall be due and payable upon execution of this
Lease.   The Basic Rental for each subsequent month shall be paid in advance beginning on the first day of the calendar month following the expiration of the first calendar month of the Lease Term and continuing thereafter on or before the first day of each succeeding calendar month during the term hereof; provided, however, that Basic Rental for the second calendar month shall be prorated based on one-three hundred sixty-fifth (1/365th) of the current annual Basic Rental for each day of the first partial month, if any, this Lease is in effect and shall be due and payable as aforesaid.

         (b) In the event any installment of the Basic Rental, or any other sums which became owing by Tenant to Landlord under the provisions hereof, are not received within seven (7) days after the due date thereof (without in any way implying Landlord's consent to such late payment), Tenant shall pay, in addition to such installment of the Basic Rental or such other sums owed, and not as a penalty, additional rental in the form of a late payment charge equal to five percent (5%) of such monthly installment of the Basic Rental or such other sums owed for each month or part thereof such payment is overdue. Notwithstanding the foregoing, the foregoing late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant pursuant to the provisions of this Lease, it being understood that such sums shall bear interest from the date of the advance until paid in full, which Tenant hereby agrees to pay to Landlord, at the rate of eighteen percent (18%) per annum or the highest rate permitted by law, whichever is less.

         4.      BASIC RENTAL ESCALATION.

                 The Basic Rental shall be increased annually, effective on each anniversary of the first full month after the Commencement Date during the term hereof, by an amount equal to three percent (3%) of the escalated Basic Rental then in effect.

         5.      Intentionally Deleted.

         6.      LANDLORD'S OBLIGATIONS.

         (a)     Subject to the limitations hereinafter set forth, Landlord
agrees, while Tenant is occupying the Premises, to furnish to Tenant;   (i)
facilities to provide water at those points of supply both within the Premises and those provided for general use of tenants of the Building; (ii) facilities to provide a supply of electrical current reasonably necessary for general business office use and occupancy of the Premises and electric lighting and a supply of electrical current to the common areas of the Building; (iii) heating and refrigerated air conditioning in season; and (iv) janitorial service to the Premises, all such services to be provided in scope, quality and frequency to those services being customarily provided by landlords in
comparable office buildings in the surrounding area.   Heating, ventilation and
air conditioning requirements and standards under this Lease shall be subject, however, to such regulations as the Department of Energy or other local, state or federal governmental agency, Board or commission shall adopt from time to
time.   In addition, Landlord agrees to maintain the public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition; provided, however, that Tenant shall reimburse Landlord, upon demand, for all repairs and additional maintenance resulting from damages to such public or common areas caused by Tenant, or its employees,
agents or invitees.   Landlord reserves the right, exercisable without notice
and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises, or giving rise to any claim by Tenant for setoff or abatement of rent, to decorate and to make repairs, alterations, additions, modifications, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, provided access to the Premises is not materially impaired and Landlord gives Tenant notice of, and uses reasonable efforts to avoid, performance of work which will unreasonably disrupt Tenant's business operations.

         (b) If Landlord, to any extent, fails to make available any of the services to be provided by Landlord expressly set forth above or if any slowdown, stoppage or interruption of, or any change in the quantity, character or availability of, the services to be provided by Landlord expressly set forth above occurs, such failure or occurrence shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve
Tenant from fulfillment of any covenant or agreement hereof.   Should any
equipment or machinery furnished by Landlord break down or for any cause beyond Landlord's reasonable control cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, if Landlord negligently causes Tenant to be unable to occupy the Premises for a period of three (3) consecutive business days, the per diem Basic Rental and Basic Cost thereafter shall be abated until such time as Tenant can re-occupy the Premises.

         7.      IMPROVEMENT OF THE PREMISES.

         (a)     Landlord and Tenant agree to comply with the following
schedule in buildout of the Premises:

                 (i) If a Space Plan has not as yet been prepared and approved by Landlord and Tenant, Tenant will meet with Landlord or its agents within three (3) business days after full execution of this Lease and shall provide Landlord all information reasonably necessary, to prepare a Space Plan
for the Premises.   Within five (5) business days after delivery by Landlord to
Tenant of the Tenant's Space Plan, Tenant may accept the Space Plan as proposed or request reasonable modifications to such Space Plan. Any modifications to the Space Plan made after such period shall be made at Tenant's expense and, if delay in occupancy occurs as a result of such modifications, Tenant shall be liable to Landlord for each day beyond the projected Commencement Date that delivery of the Space Plan is delayed.

                 (ii) Upon Tenant's acceptance of the Space Plan, either because of Tenant's approval or failure to object within the requisite five (5) business day period, Landlord shall prepare and deliver to Tenant detailed floor plan layouts, together with working drawings and written instructions sufficiently detailed to enable Landlord to let firm contracts (herein called "Tenant Plans") with respect to and reflecting the partitions and improvements
in the Premises.   Tenant shall fully and completely cooperate with Landlord in the preparation of the Tenant Plans, shall promptly respond to Landlord's requests for information and approvals within five (5) business days after inquiry, and shall use its best efforts to assist Landlord to complete the Tenant Plans as soon as possible. Tenant agrees to deliver to Landlord, not later than five (5) business days after delivery of the Tenant Plans to Tenant, an original executed copy of the Tenant Plans approved by Tenant; provided, however, if Tenant, in good faith, reasonably objects to any aspect of the Tenant Plans submitted by Landlord, Tenant shall specify in detail any objection to such Tenant Plans as submitted to Tenant in a written notice to
Landlord within such 5-day period.   Landlord shall, if applicable, modify such
Tenant Plans to address Tenant's written objections, and submit new Tenant Plans to Tenant for approvals. Notwithstanding the foregoing, the Tenant Plans shall remain subject to Landlord's review and approval, which approval shall not be unreasonably withheld, and shall be deemed modified to take account of
any changes reasonably required by Landlord.    If Tenant fails to timely
deliver the Tenant Plans as required herein or makes modifications to the Tenant Plans after the deadlines provided in this subsection, Tenant shall (1) pay to Landlord all reasonable expenses incurred by Landlord due to Tenant's modifications and/or delay in delivering the Tenant Plans; and (2) pay to Landlord as additional rent a per diem charge for each day beyond the initially projected Commencement Date that occupancy is delayed due to Tenant's failure to timely comply with the requirements in this Section.

                 (iii) Time is of the essence as to all dates provided in this subsection.

         (b) Any changes to any approved Tenant Plans desired by Tenant shall be submitted in writing and in detail to Landlord and shall be subject to Landlord's consent, which consent shall not be unreasonably withheld.

         (c) Landlord shall, in a good and workmanlike manner, cause the Premises to be improved and completed in accordance with the Tenant Plans by
"Landlord's Contractor" (as hereinafter defined).   Landlord reserves the right
however, (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, subject to Tenant's reasonable approval and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall
be general conformity with Tenant Plans.   Any Special Tenant Work shall be
contracted by obtaining at least three (3) contractor's competitive bids for such work; provided, however, that if Landlord's contractor incurs any additional expense because of the need to deal with the additional contractor, Tenant shall be responsible for all such expenses.

         (d) In the completion and preparation of the Premises in accordance with the Tenant Plans, Landlord agrees to perform at its own expense those items of work set forth on the schedules attached hereto as Exhibit C - Building Standard Materials, and Exhibit D - Tenant Space Plan (herein collectively referred to as "Standard Tenant Work"), to the extent required by Tenant Plans. All work to be performed by Landlord in addition to or in substitution for Standard Tenant Work is hereinafter referred to as "Special
Tenant Work".   All Special Tenant Work shall be furnished, installed and
performed by Landlord, utilizing a general contractor or construction manager ("Landlord's Contractor") selected by Landlord (which may be an affiliate of Landlord or a partner in Landlord or an affiliate of a partner in Landlord) for and on behalf of Tenant and at Tenant's sole expense, based on Landlord's out-of-pocket contract or purchase price for materials, labor and service, including, without limit, any reasonable contractor's fee (not to exceed ten percent (10%)) for the contractor's overhead and profit and charges for cutting, patching, cleaning up and removal of waste and debris, plus architects' and engineers' fees, plus the product obtained by multiplying all of the foregoing, except architect's and engineer's fees (as reduced by appropriate credits for substituted Standard Tenant Work) by ten percent (10%) for Landlord's expenses and profit in handling the substitution.

         (e) Tenant shall pay Landlord as additional rent for all Special Tenant Work from time to time during the progress of the work, within five (5) days after Landlord shall have given Tenant an invoice or invoices therefor. All costs relating to Special Tenant Work shall be paid by Tenant to Landlord one-third (1/3) upon approval of pricing, one-third (1/3) upon commencement of
construction with the balance due at the time of completion.   Any failure by
Tenant to pay for all Special Tenant Work shall constitute failure to pay rent when due and an Event of Default by Tenant hereunder, giving rise to all remedies available to Landlord under this Lease and at law or equity for non-payment of rent.

         8.      OPERATING EXPENSES.

         (a) During the term of this Lease, Tenant shall pay as additional rent an amount (per each square foot within the Premises) equal to the excess ("Excess") from time to time of the per square foot Basic Cost (which shall be calculated by dividing the Basic Cost by the total rentable square feet in the
Building) over the Base Year Stop.   Beginning with the first day of the
thirteenth month of the Lease Term following the Commencement Date, and on each January 1 thereafter, Landlord shall make a good faith estimate of the Excess for each upcoming calendar year and Tenant shall pay monthly additional rent equal to one-twelfth (1/12) of such estimate.

         (b) By May 1 of each calendar year during Tenant's occupancy and the calendar year following termination of this Lease, or as soon thereafter as practical, Landlord shall furnish to Tenant a detailed statement certified as correct by a certified public accountant or officer of Landlord's managing
agent of Landlord's actual Basic Cost for the previous year.   If for any
calendar year additional rent collected for the prior year as a result of Landlord's estimate of Basic Cost is (i) in excess of the additional rent actually due during such prior year, then Landlord shall either credit such overpayment towards Tenant's estimated share of operating expenses for the next year or refund to Tenant any overpayment, or (ii) less than the additional rent actually due during such prior year, then Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

         (c) Each statement furnished by Landlord to Tenant shall be conclusive and binding upon Tenant unless, within ninety (90) days after receipt of such statement, Tenant delivers to Landlord a written notice specifying the particular details for which such statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay without delay the full amount of the additional rent payable by Tenant in accordance
with each such statement that Tenant is disputing.   Without limiting the
preceding sentence, Tenant, or its authorized agent, shall have the right, during Landlord's normal business hours and after reasonable notice, to inspect/audit, the books and records of Landlord applicable to the determination of any statement of any additional rent payable by Tenant for the purpose of verifying in good faith the information contained in such statement for a period of up to one year after the receipt of such statement by Tenant,
by a certified public accountant.   If the audit determines that the statement
overstates the amount due by Tenant by five percent (5%) or more, (i) Landlord shall refund any overpayment revealed by Tenant's audit; (ii) Landlord shall pay the reasonable costs of the audit; provided, however, that Landlord shall have the right to dispute the findings of the audit and to obtain a reimbursement from Tenant for the costs associated thereto if it is later determined that the audit was in error to the Landlord's detriment; and (iii) Tenant shall then have the right to audit previous year's statements.

         (d) Should Tenant require any additional work or service, including but not limited to heating, ventilation and air conditioning ("HVAC") furnished outside Landlord's normal operating hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, 9:00 a.m. to 1:00 p.m., Saturday, excluding Christmas, New Year's Day, Fourth of July, Memorial Day, Labor Day, and Thanksgiving Day, Landlord may, upon reasonable advance notice by Tenant, furnish such additional services at a charge not more than Landlord's actual cost, plus reasonable overhead for the additional services provided, it being agreed that the cost to the Landlord of such additional services shall not be considered or treated as Basic Cost.

         (e) Landlord may, at any time in its sole discretion, require separate metering for gas, electric power or for any other utility service required by Tenant if such service is reasonably deemed by Landlord to be in excess of Building standard usage, in which case the cost of such metering shall be at Tenant's sole cost and expense, due and payable upon demand by Landlord, and in which event Tenant shall pay for all such utility service in
excess of its normal and customary usage, as metered.   For any utility
services that are separately metered as prescribed herein the amount of said services which had been included in the calculation of the Base Year Stop or the calculation of Basic Cost shall be excluded therefrom.

         (f) Notwithstanding any expiration or termination of this Lease prior to the end of the Lease Term, Tenant's obligations to pay any and all additional rent pursuant to this Lease shall continue and shall cover all periods up to the expiration or termination date of this Lease. Tenant's obligation to pay any and all additional rent or other sums owing by Tenant to Landlord under this lease shall survive any expiration or termination of this Lease.

         9.      USE.

         (a) Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful, in part or in whole, disreputable in any manner, or extra hazardous, nor will Tenant permit anything to be done which shall in any way cause substantial noise, vibrations or fumes, or increase the rate of insurance on the Building or contents or cause any cancellation of any insurance policy covering the Building or any portion of
its contents.   In the event that, by reason of acts or omissions of Tenant, there shall be any increase in the rate of insurance on the Building or contents created by Tenant's acts, omissions or conduct of business, Tenant hereby agrees to pay to Landlord the amount of such increase on demand. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with or disturb the possession of other tenants or Landlord in the management of the Building. Tenant shall not, without the prior written consent of Landlord, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof. Landlord shall provide, at no cost to Tenant, Building Standard signage displaying Tenant's name at Tenant's suite entrance and one listing for Tenant
on the Building directory.   In accordance with the provisions of Exhibit "E",
attached hereto and made a part hereof, Tenant, at its sole cost and expense,
may install a sign on the exterior of the Building.   The size, design,
location and method of installation of said sign must be approved in advance, in writing by Landlord, and must satisfy all applicable state, county and municipal laws and regulations, with Tenant, at Tenant's expense, being
responsible for securing all necessary approvals and permits.   Tenant shall be
responsible for all costs related to the repair of the Building's exterior if the sign is moved or relocated.

         (b) Notwithstanding the generality of subsection (a) above, Tenant shall conduct all activity in compliance with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and requirements of common law concerning protection of the environment or human health ("Environmental Laws"). Tenant shall also cause its subtenants (if subtenants are permitted by this Lease or are hereafter approved by Landlord), licensees, invitees, agents, contractors, subcontractors and employees to comply with all
Environmental Laws.   Tenant and its permitted subtenants, licensees, invitees,
agents, contractors, and subcontractors shall obtain, maintain, and comply with all necessary environmental permits, approvals, registrations and licenses.

         In addition to and not in limitation of the foregoing, Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not generate, refine, produce, transfer, process or transport Hazardous Material on, above, beneath or near the Premises, the Building or the Land. As used herein, the term "Hazardous Materials" shall include, without limitation, all of the following: (1) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986) ("SARA"); (2) regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991(i), as amended by SARA; (3) any element, compound or material which can pose a threat to the public health of the environment when released into the environment; (4) hazardous waste as defined in the Maryland Environmental Code Section 7-101(c) or hazardous substances as defined in Maryland Environmental Code Section 7-201(m); (5) petroleum and petroleum byproducts; (6) an object or material which is contaminated with any of the foregoing; (7) any other substance designated by any of the Environmental Laws or a federal, state or local agency as detrimental to public health, safety and the environment.

         (c) Tenant shall protect, indemnify and save Landlord harmless from and against any and all liability, loss, damage, cost or expense (including reasonable attorneys' fees) that Landlord may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed, or entered against Landlord or any of the Building or the Land, by any third party, including, without limitation, any governmental authority, arising from Tenant's breach of Environmental Laws or otherwise arising from Tenant's generation, refining, production, storage, handling, use, transfer, processing, transportation, release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape of Hazardous Materials on, from or affecting the Premises, the Building or the Land, including, without limitation, liability for costs and expenses of abatement, correction, clean-up or other remedy, fines, damages, response (including death) and property damage.

         (d) To the best of Landlord's knowledge, Landlord states that, during the period of its ownership, it has not used or deposited or consented to the use or deposit by others of Hazardous Materials on, from, or affecting the Premises in any manner which violates federal, state or local laws, ordinances, rules, or regulations governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

         Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant, and each of the Tenant's employees, officer, directors, shareholders, agents, successors and assigns, free and harmless from and against any and all claims, actions, causes of action, liabilities, penalties, fines, forfeitures, losses or expenses (including reasonable attorneys' fees and cost) or death of or injury to any person or damage to any property whatsoever (excluding damage to Tenant's personal property) arising from the presence of Hazardous Materials caused by Landlord and Landlord's agents, employees and contractors.

         (e) Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials onto the Land or Building, and Tenant shall take all action necessary to remedy the results of any such release, spillage, pumping, pouring, emission, emptying, dumping, discharge, or escape.

         (f) Tenant shall within 48 hours of receipt deliver to Landlord copies of any written communication relating to the Building or the Land between Tenant and any governmental agency or instrumentality concerning or relating to Environmental Laws.

         (g) Landlord agrees to provide: (1) free unreserved parking spaces to Tenant, up to the percentage set forth on the Data Sheet during the Term of the Lease; and (2) five (5) reserved visit spaces, available to all tenants in the Building, in an area determined by Landlord in its reasonable discretion, at the main entrance to the Building; it being hereby acknowledged and agreed by Tenant that Landlord shall not be responsible for enforcement thereof and that Landlord shall in no way be considered in Default of this Lease due to noncompliance of Tenant's visitor parking restriction for said
spaces.   Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not use parking spaces on the Land or Building in excess of that number set out on the attached Data Sheet which has been reasonably determined by Landlord to be Tenant's proportionate share of the total parking spaces available on the Building and Land. Notwithstanding anything contained herein, if any governmental regulation or ordinance is enacted or amended after the effective date of this Lease so as to allow or require a modification in Tenant's number of parking spaces, Landlord reserves the right to make such modification without modifying in any way the rent due hereunder or any other obligations of Tenant.

         10.     TENANT'S REPAIRS AND ALTERATIONS.

                 Tenant shall not in any manner deface or injure or make unapproved modifications of the Premises or the Building and will pay the cost of repairing any damage or injury done to the Premises or the Building or any
part thereof by Tenant or Tenant's agents, employees or invitees.   Tenant
shall throughout the Lease Term take good care of the Premises and keep them
free from waste and nuisance of any kind.   Tenant agrees, at Tenant's sole
cost and expense, to keep the Premises, including, without limitation, all fixtures installed by Tenant and any plate glass and special store fronts, in good condition and make all necessary non-structural repairs and replacements except those caused by fire, casualty or acts of God covered by Landlord's fire insurance policy covering the Building. Such repairs and replacements shall be
in quality equal to the original work and installation.   If Tenant fails to
commence such repairs within fifteen (15) days after the occurrence of the damage or injury and complete same as soon as reasonably practicable thereafter, Landlord may, at its sole option, make such repair, and Tenant shall, upon demand therefor, pay Landlord for Landlord's cost thereof plus fifteen percent (15%) for overhead costs. Notwithstanding the foregoing, Landlord shall maintain and repair the roof and all structural and exterior walls of the Building, as well as the common utility system and equipment.

         Notwithstanding anything in the Lease to the contrary, Tenant will not make or allow to be made any alterations or physical additions in or to the Premises, including changes in locks on doors, plumbing, lighting, wiring or partitions, without the prior written consent of Landlord, which shall not be unreasonably withheld for non-structural, interior alterations and additions. All maintenance, repairs, alterations, additions or Improvements shall be conducted only by contractors or subcontractors approved in advance in writing by Landlord, which approval shall not be reasonably withheld, it being understood that Tenant shall procure and maintain, and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain, insurance coverage against such risks, in such amounts and with such companies as Landlord may reasonably require in connection with any such maintenance, repair, alteration, addition or improvement.

         At the end or other termination of this Lease, Tenant shall deliver up the Premises with all improvements located therein in good repair and condition, reasonable wear and tear and casualty damage excepted, and shall
deliver to Landlord all keys to the Premises.   All alterations, additions or
improvements (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord's property upon termination of this Lease and shall remain on the Premises without compensation to Tenant; provided, however, that if Landlord so elects at the time of consenting to same, then on or prior to the termination or upon earlier vacation of the Premises, Tenant shall remove all alterations, additions, improvements and partitions erected by Landlord or Tenant (i) after the Commencement Date and
(ii) prior to the Commencement Date, if such alterations, additions or improvements exceed those which would be otherwise provided by Landlord as Standard Tenant Work and shall restore the Premises to their original condition by the date of termination of this Lease or upon earlier vacating of the
Premises, except as provided herein.   If Tenant fails to restore the Premises
upon Landlord's request, Landlord shall have the right to perform such restoration and Tenant shall be liable for all costs and expenses incurred by Landlord therefor.

         11.     ASSIGNMENT AND SUBLETTING.

         (a)     Landlord's Prior Consent Required.   Neither Tenant nor
Tenant's representatives, successors and assigns nor any subtenant or assignee will assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit the occupancy or use of) the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld as provided in subsection (b) below, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent
of Landlord.   Any reasonable expenses incurred by Landlord with respect to the review and consent or denial of consent of the foregoing shall be paid by Tenant to Landlord as additional rent, and shall be due and payable with the monthly installment of rent when billed.

         (b)     Qualification of Subtenant.   Subject to the provisions of
Section 11(c) hereof, Landlord shall not unreasonably withhold its consent hereunder to any sublease by Tenant, provided that all of the following conditions are met:

                 (i) Tenants must first notify Landlord, in writing, of any proposed sublease, at least thirty (30) days prior to the effective date of
such proposed sublease.   The notice to Landlord must include a copy of the
proposed sublease and a copy of the proposed subtenant's financial statement for its most recent fiscal year, prepared in accordance with generally accepted accounting principles and certified by a public accountant or an executive officer of the proposed subtenant.

                 (ii) The subtenant must have a credit rating satisfactory to Landlord (in Landlord's reasonable judgment).

                 (iii) The sublease must be expressly subject and subordinate to this Lease, must require that any subtenant must comply with and abide by all of the terms of the Lease, and must provide that any termination of this Lease shall extinguish the sublease as well.

                 (iv) The subtenant may not propose to change the use of the premises to a purpose other than as stated in Section 9 hereof, nor conduct its business in a manner which, in Landlord's reasonable judgment, is not appropriate for a first-class office building in the metropolitan Washington, D.C. area.

                 (v) The subtenant may not be a tenant, subtenant, or other occupant of any part of the Building, unless Landlord is unable to offer such occupant comparable space elsewhere in the Building.

                 (vi) The Tenant may not be in default under this Lease, or have committed three (3) events of monetary default hereunder during the previous twelve (12) months, whether cured or not.

                 (vii)    The sublease shall contain the following clause:

                          "Underlying Lease Agreement.   This Sublease and
         Subtenant's rights under this Sublease shall at all times be subject and subordinate to the underlying Lease identified in Paragraph ____ hereof, and Subtenant shall perform all obligations of Tenant under
         said Lease, with respect to the Sublease Premises.   Subtenant
         acknowledges that any termination of the underlying Lease shall
         extinguish this Sublease.   Landlord's consent to this Sublease shall
         not make Landlord a party to this Sublease, shall not create any privity of contract between Landlord and Subtenant or other contractual liability or duty on the part of the Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the underlying Lease, in respect of the
         Sublease Premises.   Subtenant shall have no right to assign this
         Sublease or further sublet the Premises without the prior written
         consent of Landlord.   Any term of this Sublease that in any way
         conflicts with or alters the provisions of the underlying Lease shall be of no effect as to Landlord and Landlord shall not assume any obligations as Landlord under the Sublease and Tenant shall not acquire any rights under the Sublease directly assertable against
         Landlord under the underlying Lease.   Tenant hereby collaterally
         assigns to Landlord this Sublease and any and all payments due to Tenant from Subtenant as additional security for Tenant's performance of all of its covenants and obligations under the underlying Lease, and, after an Event of Default under the underlying Lease, authorizes Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Landlord. Subtenant hereby consents to such collateral assignment of this Sublease to Landlord and agrees to observe its obligations created hereby."

         (c)     Landlord's Right of First Refusal.   Landlord shall have the
right, within fourteen (14) days after receipt of the notice from Tenant, required under Section 11 (b) (i) above, that Tenant proposes to sublease all or a portion of the Premises, to elect (i) to sublet the Premises from Tenant for the term proposed by Tenant at the rent then being paid by Tenant for the Premises under Section 3 hereof (or that portion thereof which Tenant proposes to sublease) or the proposed sublease rent, whichever is higher, by a proportionate reduction in the rent as hereinafter set forth; (ii) to terminate this Lease in its entirety if Tenant intends to sublet all or substantially all of the Premises; or (iii) to require Tenant to pay Landlord, within ten (10) days of receipt, one-half (1/2) of the amount of rent payable by such sublease in excess of the amount of rent payable by Tenant hereunder with respect to the portion of the Premises sublet, offset by any direct expenses incurred by Tenant in subleasing such portion of the Premises (amortized in equal monthly payments over the initial term of such sublease). Upon exercise by Landlord of either of the options set forth in subsection (i) or (ii) above, Tenant shall surrender the Premises or such portion of the Premises, as the case may be, to Landlord, and thereafter the rent to be paid by Tenant pursuant to Section 3 above shall be that portion of the total rent which the amount of square foot area remaining in the possession of Tenant bears to the total square foot area of the Premises. In the event that Landlord does not exercise its right to sublet the Premises, or such portion of the Premises, as the case may be, or to terminate this Lease, within said fourteen (14) day period, Tenant shall have the right, subject to the provisions of subsection (iii) above, to sublet the Premises or a portion thereof after first obtaining the written consent of Landlord as
provided in Section 11(a) above.   Upon exercise by Landlord of the option set
forth in subsection (iii) above, Tenant covenants and agrees to provide Landlord with semi-annual statements, prepared and verified by a certified public accountant or executive officer of Tenant, stating the amount of rent
received by Tenant from its subtenant(s) during such semi-annual period.   If
such statement shows Tenant failed to make the full payment required by subsection (iii) above, a late charge equal to ten percent (10%) of the amount due shall be paid by Tenant to Landlord as additional rent, and shall be due
and payable with the monthly installment of rent next becoming due.   For
purposes of calculating any amounts due from Tenant pursuant to subsection
(iii) above, the "amount of rent payable by Tenant" exclusive of such amounts due pursuant to subsection (iii) shall be that portion of the total rent which the amount of square foot area sublet by Tenant bears to the total square foot area of the Premises.

         (d)     No Waiver or Release.   The consent by Landlord to any
assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord
to any further assignment or subletting.   Tenant hereby assigns to Landlord
the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent direct to Landlord, at Landlord's option, in the event of any Event of Default by Tenant under the terms of this Lease.

         (e) Subsidiary of Tenant. Tenant may assign all or part of this Lease, or sublease, all or part of the Premises, without the consent of Landlord, to any corporation or partnership that controls, is controlled by, or under common control with Tenant.

         12.     INDEMNITY.

         (a) Landlord shall not be liable for, and Tenant shall indemnify and save harmless Landlord, ground lessor, if any, and Landlord's managing agent, if any, from and against and from all fines, damages, suits, claims, demands, losses and actions (including reasonable attorneys' fees) for any injury to person (including death) or damage to or loss of property on or about the Premises caused by Tenant, its employees, contractors, subtenants, invitees or by any other person entering the Premises or the Building under the express or implied invitation of Tenant, or arising out of Tenant's use of the
Premises.   Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition or other governmental body or authority, by other tenants of the Building or any other matter beyond the reasonable control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord's and Landlord's agents', employees' or contractors' gross negligence or willful misconduct.

         (b) Landlord hereby agrees to make no claim against Tenant, and will indemnify and save Tenant, its agents, employees and invitees harmless from any claim which shall be made against Tenant by any agent, employee, licensee or invitee of Landlord or by others claiming the right to be on or about the common area for any injury, loss or damage to person or property occurring upon the common areas, unless due to Tenant's and Tenant's agents, employees or invitees gross negligence or willful misconduct.

         13.     SUBORDINATION.

         This Lease and all rights of Tenant hereunder shall be and are subject and subordinate at all times to any deeds of trust, mortgages, installment sale agreements and other instruments or encumbrances, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the land or an interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, installment sale agreements, instruments, encumbrances or leases, as well as any substitutions therefor, all automatically and without the necessity of any further action on the part of Tenant to effectuate such
subordination.   Tenant shall, however, upon demand at any time or times
execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the reasonable judgment of Landlord may be necessary or
proper to confirm or evidence such subordination.   Notwithstanding the
foregoing, if any mortgagee, trust beneficiary or ground lessor shall elect to have this Lease treated as if it became effective and Tenant had taken possession prior to the lien of its mortgage or deed of trust or prior to its ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed to have become effective and Tenant's right to possession shall be considered prior to such mortgage, deed of trust, or prior to its ground lease whether this Lease is dated prior or subsequent to the date of said mortgage,
deed of trust or ground lease or the date of recording thereof.   In the event
any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; in the event any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground
lessor.   Tenant shall upon demand at any time execute, acknowledge and deliver to Landlord's mortgagee (including the beneficiary under any deed of trust) or other holder any and all instruments and certificates that in the judgment of Landlord's mortgagee may be necessary or proper to confirm or evidence such
attornment.   Landlord shall obtain a Non-Disturbance Agreement from the holder of each mortgage, Deed of Trust and ground lease encumbering the building, per the terms of Section 52 hereinbelow.

         14.     RULES AND REGULATIONS.

         Tenant and Tenant's agents, contractors, employees and invitees will comply fully with all requirements of the Rules and Regulations of the Building and related facilities, as specified in the Rules and Regulations now or
hereafter sent by Landlord to Tenant.   Landlord shall at all times have the
right to change the rules and regulations to promulgate other Rules and Regulations in such manner as Landlord may deem advisable, in its reasonable discretion, for safety, care or cleanliness of the Building and related facilities or the Premises, and for preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant
in writing and shall be carried out and observed by Tenant.   Tenant shall be
responsible for compliance therewith by the agents, contractors, employees and invitees of Tenant.

         15.     INSPECTION.

         Landlord or its officers, agents and representatives, and any ground lessor or mortgagee thereof, shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours upon reasonable advance notice (or, in any emergency or for the purpose of performing routine maintenance, at any hour and without advance notice) to (a) inspect the Premises at any time, (b) clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (c) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to
be an actual or constructive eviction.   Landlord agrees to use reasonable
efforts to minimize disruption of Tenant's business.

         16.     CONDEMNATION.

         If the whole or, as determined by Landlord in its sole discretion, any substantial part of the Land or the Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, as determined by Landlord and Tenant, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Land or the Building
shall occur.   If part of the Land or Building shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the sentence above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as Landlord and Tenant shall determine
may be fair and reasonable under all of the circumstances.   In such event,
Landlord, at its expense, shall restore the remaining premises to a complete
architectural unit.   In the event of any such taking or private purchase in
lieu thereof, Landlord and Tenant shall each be entitled to all remedies provided by law; provided, however, that any award paid to Tenant shall not detract from any award which Landlord is entitled to receive; and if Landlord's award is reduced to any extent as a result of any award to Tenant, then Tenant shall assign and pay over to Landlord the amount by which Landlord's award was so reduced.

         17.     FIRE OR OTHER CASUALTY.

         In the event of damage to or destruction of the Premises or the Building, or the entrances and other common facilities necessary to provide normal access to the Premises, caused by fire or other casualty, Tenant shall provide immediate notice thereof to Landlord, and Landlord shall make repairs and restorations as hereafter expressly provided, unless this Lease shall be terminated by Landlord or Tenant or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration.

         If (i) the damage is of such nature or extent, in the judgment of Landlord's architect, that more than one hundred twenty (120) consecutive days, after the event of the damage or destruction would be required (with normal work crews and hours) to repair and restore the part of the Premises or Building which has been damaged, or (ii) a substantial portion of the Premises or the Building is so damaged that, in Landlord's sole judgment, it is uneconomic to restore or repair the Premises or the Building or the repairs to the Premises or the Building will take more than one hundred twenty (120) days to substantially complete, as the case may be, Landlord shall so advise Tenant in writing within thirty (30) days of the date of the destruction, and Landlord or Tenant, for a period of ten (10) days thereafter, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days
after the date of such notice.    In the event of such fire or other casualty,
if this Lease is not terminated pursuant to the terms of this Section 17, and if (i) sufficient casualty insurance proceeds are available for use for such restoration or repair, and (ii) this Lease is then in full force and effect, Landlord shall proceed promptly and diligently to restore the Premises to its substantially similar condition prior to the occurrence of the damage, provided that Landlord shall not be obligated to repair or restore any alterations, additions or fixtures which Tenant or any other tenant may have installed unless Tenant, in a manner satisfactory to Landlord, assures payment in full of
all costs which may be incurred by Landlord in connection therewith.   Landlord
shall not insure any improvements or alterations to the Premises in excess of Standard Tenant Work, or any fixtures, equipment or other property of Tenant. Tenant shall, at its sole expense, insure the value of its leasehold improvements, fixtures, equipment or other property located in the Premises, for the purpose of providing funds to Landlord to repair and restore the Premises to its substantially similar condition prior to occurrence of the
damage.   If there be any such alteration, fixtures or additions and Tenant does not assure or agree to assure payment of the cost or restoration or repair as aforesaid, Landlord shall have the right to determine the manner in which the Premises shall be restored so as to be substantially the same as the Premises existed prior to the damage occurring, as if such alterations, additions or fixtures
had not been made or installed.   The validity and effect of this Lease shall
not be impaired in any way by, and Landlord shall have no liability as a result of, the failure of Landlord to complete repairs and restoration of the Premises or of the Building within one hundred twenty (120) consecutive days after the date of damage or destruction, even if Landlord had in good faith notified Tenant that it estimated that the repair and restoration would be completed within such period, provided that Landlord proceeds diligently with such repair and restoration, except that Tenant shall have the right to terminate this lease by providing Landlord with written notice thereof within five (5) days of the expiration of said one hundred twenty (120) day period.

         In the case of damage to the Premises is of a nature or extent that Tenant's continued occupancy of all or any material part of the Premises is substantially impaired, the rent otherwise payable by Tenant hereunder shall be
equitably abated or adjusted for the duration of such impairment.   In no
event, however, shall any damages be payable by Landlord to Tenant in respect of business interruption resulting from any fire or other casualty on the Premises or Building. Tenant shall be responsible to insure and/or repair all of Tenant's leasehold improvements and all equipment, fixtures and personal property located in the Premises.

         18.     HOLDING OVER.

         Tenant shall, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Landlord agrees in writing that Tenant may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the holdover tenancy shall be subject to termination by either Landlord or Tenant at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except Tenant shall pay Landlord from time to time upon demand, as a rental for the period of any holdover, an amount equal to one hundred fifty percent (150%) of the Basic Rental in effect on the termination date, computed on a daily basis for each day of the holdover
period.   No holding over by Tenant, whether with or without consent of
Landlord, shall operate to extend this Lease except as otherwise expressly
provided in this Lease.   The foregoing notwithstanding, if Landlord does not
agree in writing that Tenant may hold over after the expiration or termination of this Lease, Landlord, in addition to accepting the daily rental during the period of such holding over, as hereinabove provided, shall be entitled to pursue all remedies at law to which Landlord is entitled, including, without limitation, rights to ejectment and damages.

         19.     TAXES.

         Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises, and if any such taxes for which Tenant is liable are in any way levied or assessed against Landlord, Tenant shall pay the Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

         20.     EVENTS OF DEFAULT.

         The occurrence of any of the following events shall be deemed to be an event of default ("Event of Default") by Tenant under this Lease:

                 (a) Tenant shall fail to pay when due any rental or other sums payable by Tenant hereunder (or under any other lease now or hereafter executed by Tenant in connection with space in the Building), and same is not cured within five days after Landlord's written notice thereof to Tenant, provided, however, that Landlord shall not be required to provide notice upon the third (3rd) such default by Tenant within any twelve (12) month period.

                 (b) Tenant shall fail to comply with or observe Section 9 of this Lease (or a comparable section of any other lease now or hereafter executed by Tenant in connection with space in the Building).

                 (c) Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building), and same is not cured within fifteen
(15) days after Landlord's written notice thereof to Tenant identifying the specific failure or violation, provided however, that in the event the violation identified is incapable of being cured within such fifteen (15) day period for reasons which are beyond the reasonable control of Tenant, then such fifteen (15) day cure period shall be extended for an additional reasonable amount of time necessary for Tenant to effect such cure, but in any event not longer than forty-five (45) days, as long as Tenant proceeds diligently to effect such cure upon its receipt of Landlord's written notice.

                 (d) Tenant or any partner or guarantor of Tenant, as the case may be, shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or himself or any of its or his property, admit in writing its or his inability to pay its or his debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or him in any proceeding under any such law, or if action shall be taken by Tenant or any partner or guarantor of Tenant for the purposes of effecting any of the foregoing.

                 (e) Any court of competent jurisdiction shall enter an order, judgment or decree approving a petition seeking reorganization of Tenant or all or a substantial part of the assets of Tenant or any partner or guarantor of Tenant, or appointing a receiver, sequestrator, trustee or liquidator of Tenant or any partner or guarantor of Tenant or any of its or his property, and such order, judgment or decree shall continue unstayed and in effect for any period of at least ninety (90) days.

         21.     REMEDIES.

         Upon the occurrence of any Event of Default specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

         (a) Distrain, collect or bring an action for such rent as may be in arrears, and request entry of judgment therefor as provided for in case of rent in arrears, or file a proof of claim in any bankruptcy or insolvency proceeding for such rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof.

         (b) Declare due and payable and sue for and recover, all unpaid rent for the unexpired period of the Lease Term (and also all additional rent as the amounts thereof can be determined or reasonably estimated) as if by the terms of this Lease the same were payable in advance, discounted to its present value at an interest rate equal to the prime rate as announced in the Wall Street Journal or if not published, another comparable publication on the date that Landlord seeks such remedy, together with all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord's rights and remedies hereunder.

         (c)     Terminate this Lease, in which event Tenant shall immediately
surrender the Premises to Landlord;   and if Tenant fails to do so, Landlord
may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim for damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the Lease Term.

         (d) Without termination of the Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim or damages therefor; and relet the Premises on behalf of the Tenant on such terms as Landlord shall deem advisable and receive the rent therefor, and Tenant agrees to pay to Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term.

         (e) Without termination of the Lease, enter upon the Premises, by force of law, without being liable for trespass or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

         (f) If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof beyond any applicable cure or grace period set forth in this Lease, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Premises, as may be necessary or appropriate, if Landlord shall have given Tenant at least three (3) days prior written notice of Landlord's intention to do so, unless an emergency situation exists, in which case Landlord shall have the right to proceed immediately and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest at the overdue interest rate set forth herein from the date of expenditure(s) by Landlord, as
additional rent.   Landlord's proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant's default.

         (g) Exercise any other rights and remedies available to Landlord at law or in equity. No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease,
unless a written notice of such intention be given to Tenant.   Neither pursuit
of any of the foregoing remedies provided nor any other remedies provided herein or by law shall constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord's acceptance of rent following an Event of Default hereunder shall not
be construed as Landlord's waiver of such Event of Default.   No waiver by
Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver
of any other violation or Event of Default.   The loss or damage that Landlord
may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and
any repairs or remodeling undertaken by Landlord following possession.   Should
Landlord at any time terminate this Lease for any default, Tenant shall not be relieved of its liabilities and obligations hereunder and, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises and the loss of rental for the remainder of the Lease Term. Tenant's obligations and liabilities under this Lease shall also survive repossession and reletting of the Premises by Landlord pursuant to the foregoing provisions of this Section 21.

         (h) The abatement of Basic Rental, if any, and other concessions of the Landlord (which may include among other items: (i) brokerage fees; (ii) moving allowances; (iii) Tenant improvements; (iv) Lease assumptions; (v) unamortized portions of the buildout; and (vi) any other cash allowances or payments) are subject to the condition that, throughout the Lease Term, Tenant will perform and comply with all of the terms, covenants and conditions of this
Lease to be performed or complied with by Tenant.   If, after the occurrence of
an Event of Default, Landlord terminates this Lease or re-enters and takes possession of the Premises without such a termination, the abatement of Basic Rental and other Landlord concessions shall cease to apply and Tenant shall be obligated within 10 days after demand, to pay to Landlord the unamortized portion of the Basic Rental abated and the value of all Landlord's concessions, said amounts to be amortized on a straight-line basis over the initial lease
term.   Landlord's right to recover the Basic Rental abated and the value of all Landlord's concessions shall be in addition to any other remedies available to Landlord as a result of such termination or re-entry.

         (i) All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

         (j) In addition to any other rights and remedies provided in this Lease, and with or without terminating this Lease, Landlord may with force of law, re-enter, terminate Tenant's right of possession and take possession of the Premises, the provision of this Section 21 operating as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being hereby expressly waived.

         (k)     Notwithstanding anything to the contrary contained in this
Section 21, Landlord agrees to use reasonable efforts to re-rent the Premises; provided, however, that Landlord shall have no obligation to re-rent the Premises before any other space which may be available in properties owned by Landlord in the Rockville market at the time of re-possession by Landlord or which may thereafter become available in such properties.

         22.     SURRENDER OF PREMISES

         No act done and no failure to act by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

         23.     ATTORNEYS' FEES

         In case it should be necessary or proper for Landlord or Tenant to bring any action under this Lease or to consult or place this Lease, or any amount payable by Tenant or Landlord hereunder, with an attorney concerning a default of Landlord or Tenant hereunder, whether such default is later cured, then the non-prevailing party shall pay any and all reasonable attorney's fees, court costs and expenses of the prevailing party incurred in connection with such enforcement.

         24.     INTENTIONALLY OMITTED

         25.     MECHANICS' LIENS

         Tenant shall not permit any mechanics' lien or other liens to be placed upon the Premises or the Building or improvements thereon during the Lease Term, caused by or resulting from any work performed, materials furnished
or obligation incurred by or at the request of Tenant.   In the case of the
filing of any such lien Tenant will promptly, and in any event within thirty
(30) days after the filing thereof, satisfy or release such lien by means of payment thereof, bonding Landlord against any loss occasioned thereby (in which case Tenant shall have the right in due diligence to contest and dispute such lien so long as such bond remains in place), or take such other action as may be otherwise acceptable to Landlord.

         26.     WAIVER OF SUBROGATION;  INSURANCE

         (a) Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property, but only to the extent that such loss or damage is covered by any insurance then in force, even if such fire or other casualty shall have been caused by the fault of negligence of the other party, or anyone for whom such party may be responsible; provided, however, that such release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder. If Landlord or Tenant is unable to obtain a waiver of subrogation at a commercially reasonable cost, it must give notice to the other party within fifteen (15) days of the date of final execution of the Lease; in which event the waiver of subrogation provision herein will not be applicable to either party.

         (b) Tenant shall maintain throughout the Lease Term, at Tenant's sole cost and expense, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, in or upon the premises or the remainder of the Land, and arising out of the use of all or any portion of the same by Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of comprehensive general public liability insurance having such limits as to each as may be reasonably required by Landlord from time to time, but in any event of not less than One Million Dollars ($1,000,000) per occurrence for death or injury and One Million Dollars
($1,000,000) per occurrence for property damage or destruction.   Such policies
shall name Landlord and Tenant, (and, at Landlord's or such mortgagee's or paramount lessor's or installment seller's request) any mortgagee of all or any portion of the Buildings and any landlord of, or installment seller to, Landlord as the insured parties, shall provide that they shall not be materially modified or cancelled without at least thirty (30) days' prior written notice to Landlord and any other party designated as aforesaid and shall be issued by insurers of recognized responsibility licensed to do business in the jurisdiction in which the Building is located and acceptable to
Landlord.   Copies of all such policies certified by the insurers to be true and complete or certificates of insurance shall be supplied to Landlord and such mortgagees, paramount lessors and installment sellers at all times.

         27.     INTENTIONALLY OMITTED

         28.     BROKERAGE

         Tenant warrants that it has had no dealings with any broker or agent other than Barnes, Morris, Pardoe & Foster and West Group in connection with the negotiation or execution of this Lease, and Tenant agrees to indemnify Landlord against all costs, expenses, attorneys' fees or other liability for commissions or other compensation or charges claimed by West Group and any other broker or agent, except Barnes, Morris, Pardoe & Foster, claiming the
same by, through or under Tenant.   Tenant and Landlord agree that under no
circumstances shall Landlord have an obligation to pay a fee or commission to WEST*GROUP.

         29.     ESTOPPEL CERTIFICATES

         Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in recordable form and otherwise in such form as required by Landlord (i) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); and (ii) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any
Interest therein.   In the event that Tenant shall fail to return a fully
executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate.

         30.     NOTICES

         Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

         (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant's obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such other amounts have been actually received by Landlord.

         (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

         (c) With the exception of subsection (a) above, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered when actually received when deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, or hand delivered or via overnight express, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have previously specified by written notice delivered in accordance herewith.

    If to Landlord, at:           (per Section (p) and (q) of the Data Sheet
                                  attached hereto)

    If to Tenant, at:             (per Section (p) of the Data Sheet attached
                                  hereto)

         If and when included within the term "Landlord", as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at the specific address for the receipt of notices and payments to Landlord if and when included within the term Tenant, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address within the continental
United Sates for the receipt of notices and payment to Tenant.   All parties
included within the terms "Landlord" and "Tenant", respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

         31.     FORCE MAJEURE

         Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant or whenever Landlord or Tenant is otherwise obligated to perform hereunder, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays or failures to perform due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of that party; provided, however, that this section shall not be applicable in the event of any monetary default by Tenant.

         32.     SEVERABILITY

         If any clause or provision of this lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, the remainder of this Lease shall not be affected thereby. Each covenant and agreement contained in the Lease shall be construed as a separate and independent covenant or agreement.

         33.     AMENDMENTS;  WAIVER;  BINDING EFFECT

         The provisions of this lease may not be waived, altered, changed or amended, except by instrument in writing signed by both parties hereto, and such instrument may be subject to the approval of any mortgagees, and ground lessors of record. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

         34.     QUIET ENJOYMENT

         Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or others claiming through Landlord, subject to the terms and conditions of this Lease and to all mortgages, ground leases and other encumbrances to which this Lease is subject and subordinate.

         35.     LIABILITY OF TENANT

         If there is more than one Tenant, the obligations hereunder imposed
upon Tenant shall be joint and several.   If there is a guarantor of Tenant's
obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation any extensions or renewals hereof, any amendments hereto, any waivers hereof or failure to give such guarantor any notices hereunder.

         36.     LANDLORD LIABILITY

         The liability of Landlord and all officers, employees, shareholders, venturers or partners (general or limited) of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be non-recourse and limited to the interest of Landlord in the Building, and Landlord or any officer, employee, shareholder, venturer or partner (general or limited) of Landlord shall have the right to sell or transfer all or any portion of the Land or the Building to any third party, and upon any such sale or other transfer of all of the Building or the Land, and the corresponding assignment of this lease, the previous Landlord shall have no further liability or obligation to Tenant hereunder or otherwise for obligations arising after the date of transfer.

         37.     CERTAIN RIGHTS RESERVED BY LANDLORD

         Landlord shall have the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim or setoff or abatement of rent or affecting any of Tenant's obligations hereunder:

         (a) To change the name by which the Building is designated upon four (4) months written notice to Tenant.

         (b) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entry ways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, so long as the Premises are reasonably
accessible.   Landlord agrees to use reasonable efforts not to disturb Tenant's business operations.

         (c) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

         (d) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the search of all persons entering or leaving the Building, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Tenant's right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that person entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

         38.     FINANCIAL STATEMENTS

         Tenant agrees to provide to Landlord within 14 days of request by Landlord but no more than once per year, the most recent audited annual financial statements of Tenant, including balance sheets, income statements, and financial notes ("Statements"), only in connection with the transfer of ownership, sale or refinancing of the Building. Tenant consents that Landlord may release the Statements to Landlord's subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the property solely for the purposes of evaluating Tenant's financial condition with respect to performance under the Lease. Landlord and Landlord's subsidiaries, affiliates, lenders, advisors, joint venture partners or potential purchasers of the property agree to keep the Statements confidential and to not release the Statements to third parties except as set forth herein.

         39.     NOTICE TO LENDER

         If the Premises or the Building or any part thereof are at any time subject to a mortgage or a deed of trust or other similar instrument and the Lease or the rentals are assigned to such mortgagee, trustee or beneficiary and the Tenant is given written notice thereof, including the post office address of such assignee, then Tenant shall not terminate this Lease or abate rentals for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to such mortgagee, trustee, beneficiary and assignee, specifying the default in reasonable detail, and affording such mortgagee, trustee, beneficiary and assignee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord.

         40.     REPRESENTATIONS

         (a) Any approval by Landlord and Landlord's architects and/or engineers of any of Tenant's drawings, plans and specifications which are prepared in connection with any construction of improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, or any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant's construction of improvements in the Premises in accordance with such drawings, plans and specifications.

         (b) Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

         (c) Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the premises, the Building or the Land except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

         (d) The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this Lease and deliver the same to Tenant.

         41.     ADDITIONAL RENT

         The Tenant shall pay as additional rent any money required to be paid pursuant to the provisions of this lease whether or not the same be designated
"additional rent".   If such amounts or charges are not paid at the time
provided in this Lease, they shall nevertheless, if not paid when due, be collectable as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

         42.     ENTIRE AGREEMENT

         The Lease contains all covenants and agreements between Landlord and Tenant relating to any manner to the rent, use and occupancy of Premises and Tenant's use of the Building and other matters set forth in this lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

         43.     LEGAL PROCEEDINGS

         Landlord and Tenant hereby waive the right to a jury trial in any action, proceeding or counterclaim between Tenant and Landlord or their successors arising out of this Lease or Tenant's occupancy of the Premises or Tenant's right to occupy the same.

         44.     LAWS AND REGULATIONS

         Tenant agrees at Tenant's expense to comply with all applicable laws, ordinances, rules, and regulations, whether now in effect or hereafter enacted or promulgated, of any governmental entity or agency having jurisdiction of the Premises relating to Tenant's use or occupancy of the Premises.

         45.     EXHIBITS

                      (i)         Exhibit A - Outline of Premises
                      (ii)        Exhibit B - Rules and Regulations
                      (iii)       Exhibit C - Building Standard Materials
                      (iv)        Exhibit D - Tenant Space Plan
                      (v)         Exhibit E - Signage
                      (vi)        Exhibit F - Land Description

         46.     RENEWAL OPTIONS

         (a) As long as Tenant is not in material or monetary default of this Lease, and Tenant is still in occupancy of a substantial portion of the Premises, Tenant shall have and is hereby granted the option

(the "Extension Option") to extend the Term for up to two (2) consecutive periods of three (3) additional Lease Years each (together referred to as the "Extension Periods" and individually referred to as an "Extension Period") provided Tenant gives written notice to Landlord of its election to exercise such extension at least nine (9) months prior to the expiration of the last day of the original Term with respect to the first Extension Option, and at least nine (9) months prior to the last day of the first Extension Period with respect to the second Extension Option.

         (b) All terms and conditions of this Lease, including without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during the Extension Period(s), except the (1) Basic Rent payable upon the commencement of each Extension Period shall be ninety-five percent (95%) of the respective prevailing market rental rate (incorporating market concessions such as rent abatement and Tenant work allowance) with respect to comparable space in comparable buildings in the vicinity of 9400 Key West Boulevard (the "Current Market Rental Rate") at the time of the commencement of the applicable Extension Period, and (2) for purposes of computing the annual adjustments to the Basic Rent pursuant to
Section 4 shall be used with subsequent escalations in Basic Rent thereafter to be determined by market practice with respect to comparable space. Landlord and Tenant shall negotiate in good faith to determine the amount of Basic Rent for the applicable Extension Period within seventy-five (75) days of the date of Landlord's receipt of Tenant's written notice of its election to exercise the respective Extension Option provided for under this Section 46.

         (c) In the event Landlord and Tenant are unable to agree upon the Basic Rent for any such Extension Period within said seventy-five (75) day period, then the Basic Rent for such Extension Period shall be based upon ninety-five percent (95%) of the Current Market Rental Rate determined by a board of three (3) licensed real estate brokers, one of whom shall be named by
Landlord, one by Tenant, and the two so appointed shall select a third.   Each
member of the board of brokers shall be licensed in Maryland as a real estate broker, specializing in the field of commercial office leasing in the Rockville area of Maryland, have no less than ten (10) years' experience in such field,
and recognized as ethical and reputable within the field.   Landlord and Tenant
agree to make their appointments promptly within five (5) days after the expiration of the seventy-five (75) day period, or sooner if mutually agreed
upon.   The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within fifteen (15) days after the third broker is selected, shall submit his or her determination of said Current Market Rental Rate. The Current Market Rental Rate shall be the determination of the broker that is not the highest or the lowest (or if two brokers reach an identical determination,
the determination of such two brokers).   Landlord and Tenant shall each pay
the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

         47.     RIGHT OF FIRST OPTION - SECOND (2nd) FLOOR

         (a) Subject to the existing rights of U.S. West under its current lease, Tenant shall have the first (1st) option to expand into the 7,111 square feet currently under lease to U.S. West on the second (2nd) floor upon the expiration of the existing tenant's (or their assigns) prime lease or any option period.

         (b) Tenant may exercise the right of first (1st) option set forth in Subsection 47(a) as follows: (i) Landlord shall give Tenant written notice of the existing tenant's anticipated lease expiration, (ii) Tenant shall have fourteen (14) days after receipt of Landlord's notice to notify Landlord in writing whether Tenant desires to exercise its right of first option to expand into said space, and (iii) if Tenant declines to exercise its right of first option, or fails to reply to Landlord's notice within the time provided, then, in any of said events the right described hereinabove shall become null and void with respect to such space, and Landlord shall have the right to lease
such space to another tenant.   Time is of the essence for the provisions of
this Section 47.

         (c) If Tenant elects to exercise its right of first option, Landlord and Tenant shall promptly enter into a modification of this lease which will bring such space under the terms and conditions of this Lease, except that the rental rate for the additional space shall be the then current escalated rental rate being
paid by Tenant.   In addition, Landlord shall provide Tenant with a total
allowance of Twelve and 00/100 Dollars ($12.00) per rentable square foot which Tenant may apply to any and all construction improvements which Tenant requests
Landlord to make to the existing conditions.   The commencement date for the
right of first option space shall be in accordance with Subsection 1(c) of this
Lease.   Landlord and Tenant agree that the build-out of the option space shall be substantially in accordance with the provisions of Section 7 of this lease, including the receipt of three (3) competitive bids for all construction.

         (d) Tenant shall have no right of first option at any time that Tenant shall be in material and/or monetary default under the terms of this lease.

         48.     INTENTIONALLY DELETED

         49.     CONTINUING RIGHT OF FIRST REFUSAL

         (a) Tenant shall have the right of first (1st) refusal for all space in the Building. At such time or times as Landlord receives a bona fide offer from a third party or Landlord extends a bona fide offer to a third party to lease all or a portion of the available second (2nd) floor space, Landlord shall provide written notice to Tenant during the period commencing on the date of execution of this Lease through and including the day prior to the Lease expiration date, including extensions thereto. Notwithstanding anything to the contrary contained in subsection (47) above, within ten (10) days of receipt of such written notice from Landlord, Tenant shall notify Landlord in writing of its decision whether or not to lease the entire amount of the available second
(2nd) floor space for which Landlord has received such bona fide offer.   If
Tenant elects not to lease such Additional Space or fails to notify Landlord of its decision prior to the expiration of such ten (10) day period, then Landlord shall have the right to lease such Additional Space to any other person or entity upon the terms and conditions specified to Tenant by Owner, provided, however, that if the offeree fails to lease such space and Landlord receives another bona fide offer from a third party or Landlord extends another bona fide offer from a third party to lease all or a portion of such space, then Landlord shall re-offer such space to Tenant in accordance with this subsection. Additionally, Tenant's right of first (1st) refusal shall be in effect upon the subsequent termination of said third (3rd) party Tenant's lease
for said space.   Time is of the essence for the provisions of this Section 49.

         (b) If Tenant exercises this right of First Refusal during the first two (2) years of the initial lease term, pursuant to the notification provisions herein provided or otherwise, the rental rate for said space shall be Tenant's then current escalated rental rate on a per square foot basis, at
the commencement of the additional space.   In addition, Landlord shall provide
Tenant with a total allowance of (i) Twelve and 00/100 Dollars ($12.00) per rentable square foot of additional space leased if the space is leased during the first (1st) lease year and (ii) Ten and 00/100 Dollars ($10.00) per rentable square foot of additional space if the space is leased during the
second (2nd) lease year.    The commencement date for the right of first
refusal space shall be in accordance with Subsection 1(e) of this Lease. Landlord and Tenant agree that the build-out of the option space shall be substantially in accordance with the provisions of Section 7 of this Lease,
including the receipt of three (3) competitive bids for all construction.   The
expiration date for this First Right of Refusal space shall be coterminous with
this lease;   however, in no event will Landlord be required to expend more than the total allowance set forth hereinabove.

         (c) If Tenant exercises this Right of First Refusal after the end of the second (2nd) lease year, the economic terms and conditions shall be exactly as proposed to the third (3rd) party tenant.

         (d) The Additional Space shall become a part of the Demised Premises on the date which is the earlier of (i) the date on which the Additional Space is substantially completed (as such term is defined in Section 1(e) and ready for occupancy by Tenant for the normal conduct of its business, or (ii) the date Tenant or anyone claiming through or under Tenant first commences beneficial use of the Additional Space (the "Additional Space Commencement Date"). Notwithstanding anything to the contrary herein, in the event of Tenant Delay, the date of substantial completion of the Additional Space shall be deemed to be the date on which the Additional Space would have been substantially complete in the absence of such Tenant Delay.

         (e)     (i)      Within ten (10) days of the date of Tenant's exercise
of its option to lease the Additional Space, or as soon thereafter as reasonably possible but in no event longer than thirty (30) days with both parties hereto agreeing to negotiate in good faith with time being of the essence, Landlord and Tenant shall execute an addendum to this Lease to set forth (a) the number of Rentable Square Feet of space constituting the Demised Premises after the addition of the Additional Space; (b) the location of the Additional Space by amending Exhibit A-1 of this Lease; (c) the amount of the Monthly Basic Rent for the Demised Premises as increased by the Additional Space; (d) the adjustments to the percentages for determining additional rent; and (e) the schedule for the construction of the improvements in the Additional Space.

                 (ii) Within ten (10) days after the Additional Space Commencement Date, Landlord and Tenant shall execute a declaration to confirm the Additional Space Commencement Date.

         (f) Tenant shall have no right of First Refusal at any time that Tenant shall be in material or monetary default under the terms of this Lease, or if Tenant is subletting more than fifty percent (50%) of the Demised Premises.

         50.     RENTAL CREDITS

         (a) Notwithstanding any other provisions of this Lease, Landlord shall provide Tenant with a Rental Credit equal to Fifty-Three Thousand Seven Hundred Twenty-Six and 84/100 Dollars ($53,726.84) (hereinafter referred to as "Rental Credit"). Tenant may apply the Rental Credit towards those items as stated in Subsections 50(a)(i), 50(a)(ii) and 50(a)(iii), subject to the provisions provided for hereinbelow.

                 (i) Tenant may apply the Rental Credit towards construction costs related to Special Tenant Work.

                 (ii) Tenant may apply the Rental Credit towards the following items: Cabling (provides for voice/data distribution throughout facility); actual cost of moving furniture; Building signage; and telephone switch.

                 (iii) Any amounts of the Rental Credit not used pursuant to Subsections 50(a)(i) and 50(a)(ii) above, shall be used to off-set Basic Rental as it becomes due and payable, in addition to the Rental Abatement as provided for in Subsection 50(b) below.

                 (iv) To the extent that the costs associated with those items as stated in Subsection 50(a)(ii) are not construction related and Tenant directly receives invoices from contractors/vendors for same, Tenant shall be responsible for directly reimbursing said contractors/vendors. Tenant shall provide Landlord with copies of invoices, and Landlord shall promptly reimburse Tenant within thirty (30) days of Landlord's receipt of said invoices, up to the amount of the Rental Credit provided for in Subsection 50(a) above.

         (b) In addition to the Rental Credit provided for hereinabove, Landlord shall abate Five Thousand Four Hundred Twenty-Eight and 58/100 Dollars ($5,428.58) of Tenant's Basic Rental each month for the first (1st), four (4) months of the Lease Term as it becomes due and payable.

         51.     SECURITY DEPOSIT

         (a) Upon execution of this Lease, Tenant shall deliver to Landlord, as a security deposit, an irrevocable letter of credit in form and substance reasonably satisfactory to Landlord, in the amount of Two Hundred Ninety-Four Thousand and 00/100 ($294,000.00), running in favor of Landlord, with such letter of credit securing Tenant's obligations hereunder subject to the terms and
conditions set forth hereinbelow.   The letter of credit shall not be
considered an advance payment of rental or a measure of Landlord's damages in
case of default by Tenant.   The letter of credit shall be issued by a bank
acceptable to Landlord in Landlord's sole and reasonable discretion and under the supervision of the Superintendent of Banks for the State of Maryland, or a
National Banking Association.   If the credit of the bank which originally
issues the letter of credit becomes unacceptable to Landlord, Tenant shall substitute another letter of credit from a bank which is acceptable to Landlord
in Landlord's sole and reasonable discretion.   The letter of credit shall be
irrevocable for the period ending thirty (30) days after the later of (i) the date of actual termination of this Lease or (ii) the date Tenant shall have vacated and surrendered the entire Premises to Landlord and shall provide that it is automatically renewable for said period hereby demised unless released pursuant to the provisions of this Section 51.

         (b) The form and terms of the letter of credit shall be reasonably acceptable to Landlord and shall provide, among other things in effect that:

                 (i) Landlord ("Beneficiary") shall have the right to draw down an amount up to the then current face amount of the letter of credit upon presentation to the issuing bank of Landlord's sworn declaration signed or purportably signed by or on its behalf reading as follows:

                          1. that the declarant is an officer (or general partner or sole proprietor in the case of a general partnership or sole proprietorship respectively) of the beneficiary on behalf of the Beneficiary;

                          2. that the declarant has authority to make the statutory declaration on behalf of the
                          Beneficiary:

                          3. that the declarant certifies that the statements made herein are accurate;

                          4. the declaration is made pursuant to the terms of the letter of credit number ___________;

                          5. the amount claimed is not greater than the maximum aggregate amount available under the letter of credit number ________ as of the date of presentation;

                          6. the amount claimed represents an amount due and owing to the Beneficiary under the terms of a lease made between the beneficiary and FileTek, Inc., relating to the premises at 9400 Key West Boulevard, Rockville, Maryland;

                          7. that FileTek, Inc. is either (i) in monetary default of the above referenced lease and demand for payment of such amount or amounts has been made by the Beneficiary to FileTek, Inc. and such demand remains unsatisfied beyond any applicable grace period in an amount equal to or greater than the amount requested to be drawn down or (ii) FileTek, Inc., fails to provide a renewal or substitute letter of credit or cash not later than thirty (30) days prior to the expiration of this letter of credit;
                          and

                          8. any amount drawn down under the letter of credit and paid to the Landlord shall be applied in full against any amounts owed by FileTek, Inc. to Landlord under the terms and conditions of this Lease.

                 (ii) The letter of credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement;

                 (iii) In the event of a transfer of Landlord's interest in the building of which the Demised Premises are a part, Landlord shall have the right to transfer the letter of credit to the transferee, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said
letter of credit to a new Landlord.   In the event of such a transfer, the
provider of the letter of credit must be notified by Landlord by return of a transfer agreement and Landlord agrees to pay the expense of any applicable transfer fee charged by the provider of the letter of credit.

         (c) If, as a result of any such application of all or any part of such letter credit, the amount secured by the letter of credit shall be less than the amount provided for in Section 51(a) herein as the same may be reduced pursuant to Section 51(f) herein, Tenant shall forthwith provide Landlord with an additional letter of credit which meets the requirements of this Section 51 to cover the deficiency, or restore the letter of credit to the then required level upon written notice from Landlord to Tenant.

         (d) Tenant further covenants that it will not assign or encumber said letter of credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         (e) Without limiting the generality of the foregoing, if the letter of credit expires earlier than as provided for herein, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable from a bank meeting the requirements of Section 51(as) as provided herein for the period as provided for in this Section upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord.
However, (i) if the letter of credit is not timely renewed or a substitute letter of credit is not timely received, or (ii) if Tenant fails to maintain the letter of credit in the amount and terms set forth in this Section, Tenant, at least thirty (30) days prior to the expiration of the letter of credit, or immediately upon its failure to comply with each and every term of this Section, must deposit with Landlord cash security in the amounts required by, and to held subject to this Section 51 hereof, failing which the Landlord may present such letter of credit to the bank, in accordance with the terms of this Section, and the entire sum secured thereby shall be paid to Landlord, as a substitute security deposit, to be held by Landlord in the manner as provided
for in this Section.   Landlord shall return to Tenant the Security Deposit,
less such portion thereof as Landlord shall have apportioned to cure any damage to the Premises which is beyond reasonable wear and tear, as described in
Section 10 and/or any Default by Tenant with respect to any of Tenant's obligations of this Lease, within thirty (30) days after the later of (i) the date of actual Lease expiration, or (ii) the date Tenant shall have vacated and
surrendered the entire Premises to Landlord.   Any cash security provided by
Tenant pursuant to the terms hereof shall be held by Landlord in an interest bearing separate escrow account. All direct out of pocket reasonable expenses
to set up and maintain such account shall be paid by Tenant.   All interest
earned on such amount shall be credited to Tenant.   In the event of such
deposit of cash security, Tenant shall have the option of replacing such cash security at any time with a substitute letter of credit which is pursuant to the terms hereof.

         (f) If no uncured monetary default of this Lease by Tenant exists during a calendar month, Tenant shall have the right to decrease the amount of the letter of credit referred to herein by an amount of Seven Thousand and 00/100 Dollars ($7,000.00) for each month where no such monetary default exists during the term of this Lease, commencing on the last day of the first full
month following the scheduled commencement date.   In the event of a cash
security deposited with Landlord pursuant to Section 51(e), Landlord shall apply from the amount of the cash security an amount of Seven Thousand and 00/100 Dollars ($7,000.00) for each month where no such monetary default exists during the term of this Lease to the amounts otherwise due by Tenant, subject to the terms of subsection (h) below.

         (g) Landlord acknowledges and agrees that should Tenant successfully undertake an initial public offering which generates in excess of Fifteen Million Dollars ($15,000,000.00), the amount of the letter of credit required of Tenant shall be immediately reduced to the level provided for in subsection (h) below.

         (h) Notwithstanding the provisions of subsections (f) and (g) above, the amount of the letter of credit required of Tenant shall never fall below Thirty-Two Thousand Five Hundred and 00/100 Dollars ($32,500.00) without the express written consent of Landlord.

         52.     NON-DISTURBANCE AGREEMENT

         Landlord shall obtain from any future mortgagee or beneficiary under a deed of trust (collectively, a "mortgagee") or any lessor under a ground lease, a non-disturbance agreement, subject to the terms as hereinafter provided, which shall provide in substance that so long as there has been no default by Tenant under this Lease, this Lease and Tenant's right to use and enjoy the Premises shall remain undisturbed by any foreclosure of such mortgage or deed of trust or termination of any ground lease; provided, that Tenant shall also execute an attornment agreement in form reasonable acceptable to such mortgagee or beneficiary. Landlord warrants that the Building and Land has no recorded debt as of the date of this Lease.

         53.     [DELETED]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease and affixed their seals as of the date first above written.

                                    TENANT:

ATTEST:                                    FILETEK, INC.

By:                                                By:              /s/ William P. Loomis
   ----------------------------------------           ------------------------------------------------

                                                   Name:            William P. Loomis
                                                        ----------------------------------------------

                                                   Title:           V-P - Finance & Admin.
                                                         ---------------------------------------------

                                                   LANDLORD:

                                                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY
ATTEST:

By:                                                By:              /s/ Ronald B. Franklin
   ----------------------------------------           ------------------------------------------------

                                                   Name:            Ronald B. Franklin
                                                        ----------------------------------------------

                                                   Title:           Vice President & Secretary
                                                         ---------------------------------------------


                                                   By:              /s/ Julia Lawler
                                                      ------------------------------------------------
                                                                    Julia Lawler
                                                                    Assistant Director
                                                                    Commercial Real Estate Equities

                                   EXHIBIT A
                           FileTek - First Floor Plan
                   Entire Floor - 24,797 Rentable Square Feet



     Diagram of first floor plan consisting of 24,797 rentable square feet.

                                  Exhibit A-1
                          FileTek - Second Floor Plan
                           5011 Rentable Square Feet


      Diagram of second floor plan consisting of 511 rentable square feet.

                                  EXHIBIT "B"

                             RULES AND REGULATIONS

                              9400 Key West Avenue
                                 Street Address

                              Rockville, Maryland
                                  City, State


         1. No part or the whole of the sidewalks, plaza areas, entrances, passages, courts, elevators, vestibules, stairways, loading docks, corridors, or halls of the building shall be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Premises leased to such tenant.

         2.      No awnings or other projections shall be attached to the
outside walls or windows of the building.   No curtains, drapes, blinds,
shades, or screens (other than those furnished by Landlord as part of Landlord's work) shall be attached to or hung in, or used in connection with, any window or door of the Premises leased to any tenant.

         3. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, corridors, vestibules, or other public parts of the building.

         4. The water closets, lavatories, and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances (including, without limitation, coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant who or whose servants, employees, agents, visitors or licensees, shall have caused such damage.

         5. No tenant shall bring or keep, or permit to be brought or kept, any inflammable, combustible, or explosive fluid, material, chemical, or substances in or about the building.

         6. No tenant shall mark, paint, drill into, or in any way deface, any part of the building. No boring, cutting, or stringing of electrical or other wires shall be permitted.

         7. No cooking shall be done or permitted in the building by any tenant except those in the business of preparing and selling food. No tenant shall cause or permit any unusual or objectional odors to emanate from the Premises leased to such tenant.

         8. Neither the whole nor any part of the Premises leased to any tenant shall be used for manufacturing, or for the sale of property offered for auction.

         9. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the building or neighboring buildings whether by the use of musical instrument, radio, television set, other audio device, unmusical noise, whistling, singing, or in any other way.

         10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows of the Premises leased to any tenant, nor shall any
changes be made in locks or the mechanism thereof.   Each tenant must, upon the
termination of his tenancy, restore to Landlord all keys to offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any such keys, such tenant shall pay Landlord the reasonable cost of replacement keys.

         11. No object shall be thrown, kicked or otherwise projected out of any door, window or skylight, or down any halls or other passageways.

         12. The normal hours of operation of the building and parking areas shall be 8:00 a.m. to 5:00 p.m. Monday to Friday and 8:00 a.m. to 12:00 p.m. on Saturday.

         13. No tenant shall use or occupy or permit any portion of the Premises leased to such tenant to be used or occupied as an employment bureau or for the storage, manufacture, or sale of prescription or non-prescription
narcotics.   No tenant shall engage or pay any employees in the Building, except those actually working for such tenant in the Building, nor advertise for laborers giving an address at the Building.

         14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon notice from Landlord, such tenant shall refrain from or discontinue such advertising.

         15. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such a manner as it deems best for the benefit of the tenants generally including, without limitations, the right to exclude from the Office Building, between the hours of 5 p.m. and 8 a.m. on business days and at all hours on Saturdays, except 8 a.m. to 12 p.m. and on all hours on Sundays and holidays, all persons who do not present a pass to the building signed by Landlord or other suitable identification satisfactory to Landlord. Landlord will furnish passes at Tenant's expense to
persons for whom any tenant requests such passes.    Each tenant shall be
responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

         16. Each tenant, before closing and leaving the Premises leased to such tenant at any time, shall see that all entrance doors are locked, and that all lights and electrical appliances are turned off.

         17. No portions of the Building shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

         18.     The requirements of tenants will be attended to only upon
application at the office of Landlord.   Building employees shall not be
required to perform, and shall not be requested by any tenant to perform, any work outside of their regular duties, unless under specific instructions from the office of Landlord.

         19. Canvassing, soliciting, and peddling in the Building are prohibited, and each tenant shall cooperate in seeking their prevention.

         20. There shall not be used in the Building, either by tenant or by its agents or contractors, in the delivery or receipt of merchandise, freight, or other matter, any hand trucks, or other means of conveyance, except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require.

         21. No animals of any kind shall be brought into or kept about the Building by any tenants.

         22. No vending machines, other than for Tenant's or Tenant's employees or visitors sole use, or lottery machines shall be permitted to be placed or installed in any part of the Building by any tenant. Landlord reserves the right to place or install vending machines in any of the common areas of the Building.

         23. No plumbing or electrical fixtures shall be installed by Tenant without the written consent of Landlord.





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
         24. Bicycles, motorcycles or any other type of vehicle shall not be brought into the lobby or common areas of the building or into the leased Premises.

         25. Tenant will refer all contractors, contractor's representatives and installation technicians rendering any service on or to the premises for Tenant to Landlord for Landlord's approval and supervision before performance of any contractual service. This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any
other physical portion of the Building.   Such approval, if given, shall in no
way make Landlord, a party to any contract between Tenant and any such contractor, and Landlord shall have no liability therefor.

         26. Landlord shall have the right to designate parking areas for the use of the building tenants and their employees, and the tenants and their employees shall not park in parking areas not so designated, specifically including driveways, fire lanes, loading/unloading areas, walkways and building
entrances.   Tenant agrees that upon written notice from Landlord, it will furnish to Landlord, within five (5) days from receipt of such notice, the state automobile license numbers assigned to the automobiles of the Tenant and
its employees.   Landlord may tow, at Tenant's sole risk and expense, any
automobile which violates any term of the Lease, including, but not limited to, the number of assigned spaces for tenant parking, or violates any of the rules and regulations contained herein; or violates any state, county or local law
or regulation.   Landlord will not be liable for damage to vehicles in the
parking areas or for theft of vehicles, personal property from vehicles, or equipment of vehicles.

         27. Tenant hereby agrees to maintain in full force and effect at all times during the term of this Lease, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

         -       Workmen's Compensation                     Statutory

         -       Employer's Liability                       Not less than:
                                                            $100,000 each accident
                                                            $500,000 policy limit
                                                            $100,000 each employee

         -       Comprehensive General Liability            Not less than a total
                  Insurance including:                      $1,000,000.  Bodily injury and property
                  Contractual Liability;                    damage combined single limit.
                  Property Injury;
                  Completed Operations and Products

         28. All removals from the building, or the carrying in or out of the building or the Premises leased to any tenant of any safes, freight, furniture, or bulky matter of any description must take place during such hours and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight for violation of any of these Rules and Regulations or the provisions of such tenant's lease.

         29. Landlord reserves the right, at any time and from time to time, to rescind, alter, or waive, in whole or part, or add to, any of these Rules and Regulations.

         30. Violations of these rules, or any amendments thereon or additions thereto may be considered a default of Tenant's Lease and shall be sufficient cause for termination of this Lease at the option of Landlord.

                                  EXHIBIT "C"

                          Building Standard Materials

                             Intentionally Omitted

                                  EXHIBIT "D"

                              (Tenant Space Plan)


         Together with the executed copies of this Lease, Tenant has conveyed to Landlord a set of space plans, approved as noted by Tenant (hereinafter referred to as "Architectural Plans"). Said Architectural Plans, generated by DNC Architects and dated 1-22-93, approved as noted by Tenant, are hereby incorporated into this Lease by reference.

                                  EXHIBIT "E"


         Signs. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Premises or on any public area of the Building, except the directory and the office doors, and then only in such places, numbers, sizes, colors and styles as are approved by Landlord and which conform to all applicable laws and ordinances and to
Landlord's signage package, if applicable.   Any and all permitted signs shall
be installed and maintained by Landlord, at Tenant's sole expense.   In
addition, Tenant shall not install any graphics of any nature that would be visible from the exterior of the Premises without the prior written consent of
Landlord.   Notwithstanding the foregoing, Landlord shall provide Tenant with a listing strip on the directory board in the main lobby of The Building
identifying Tenant and Tenant's suite number.   Landlord shall be responsible
for the cost of Tenant's initial listing strip, and Tenant shall reimburse Landlord for all costs incurred by Landlord in making any changes or additions
thereto.   Landlord also shall provide Tenant one (1) suite entry graphic identifying Tenant and Tenant's suite number at the entry to Tenant's Premises.

         Tenant shall have the right to install signage identifying Tenant on the exterior of the Building, provided that the sign is permitted under the laws, rules and regulations of the governmental authorities with appropriate jurisdiction and that such sign conforms to all such laws, rules and regulations. Tenant will pay for all costs associated with the sign, including, without limitation, design, construction, installation and permitting as well as ongoing maintenance costs which are in addition to the
costs of maintaining the exterior of the Building without such sign.   The
proposed specifications and placement of the exterior signage shall be
presented to Landlord for approval.    The exterior signage mock-up, approved
by Landlord, will be labelled Exhibit E and will be made part of this Lease.
On or before the end of the Term, Tenant shall, at its expense, remove the sign and repair the Building affected thereby to as reasonably as practicable the condition such part of the Building was in at the time such sign was installed. Notwithstanding anything to the contrary herein, Landlord shall have the right to remove the exterior signage, at Tenant's expense, prior to the end of the Term if FileTek, Inc. occupies less than 20,800 rentable square feet within the Premises.

                                   EXHIBIT F

                                  THE BUILDING
            (including the building, improvements and adjacent land)



                                 The Building:

                              9400 Key West Avenue
                           Rockville, Maryland  20850


                                   The Land:


              Parcel Lettered "K" in "Discovery Hall Subdivision"
                   per plat thereof recorded in Plat Book 123
           at Plat 14470 among the Land Records of Montgomery County,
                                   Maryland.

             Together with all right, title and interest contained
          in Declaration and Grant of Easements recorded in Liber 7413 at folio 565.





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